LANDAUER, INC.

              2 SCIENCE ROAD, GLENWOOD, ILLINOIS 60425-1586
                        TELEPHONE (708) 755-7000

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


      Notice is hereby given that the annual meeting of stockholders of Landauer, Inc. will be held at the office of Sidley Austin LLP, Conference Center, One South Dearborn Street, Chicago, Illinois, at 2:00 p.m., local time, on Thursday, February 9, 2006 for the following purposes:

      1. To elect two directors to hold office for a term of three years each.

      2. To vote on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2006.

      3. To transact such other business as may properly come before the meeting.

      Only stockholders of record at the close of business on December 16, 2005 are entitled to notice of and to vote at the meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.




                                   James M. O'Connell
                                   Vice President, Treasurer, Secretary
                                   and Chief Financial Officer



January 9, 2006

                             PROXY STATEMENT


              Approximate Date of Mailing:  JANUARY 9, 2006

              INFORMATION CONCERNING THE PROXY SOLICITATION

      The enclosed proxy is solicited by the Board of Directors of Landauer, for use at its annual meeting of stockholders to be held on Thursday, February 9, 2006 at 2:00 p.m., local time, at the office of Sidley Austin LLP, Conference Center, One South Dearborn Street, Chicago, Illinois, or any adjournments or postponements thereof. You may revoke your proxy at any time prior to it being voted by giving written notice to the Secretary of Landauer, by submission of a later dated proxy or by voting in person at the meeting. The costs of solicitation, including the preparation, assembly and mailing of proxy statements, notices and proxies, will be paid by Landauer. Solicitations will be made by mail and, in addition, may be made by the officers and employees of Landauer personally or by telephone or telegram. Forms of proxies and proxy material may also be distributed, at the Company's expense, through brokers, custodians and others to the beneficial owners of Common Stock. The mailing address of Landauer's principal executive office is 2 Science Road, Glenwood, Illinois 60425.

      On December 16, 2005, Landauer had outstanding 9,033,530 shares of Common Stock, which is its only class of voting stock, held of record by approximately 600 holders. Only stockholders of record at the close of business on December 16, 2005 will be entitled to receive notice of and to vote at the meeting. With respect to all matters that will come before the meeting, each stockholder may cast one vote for each share registered in his or her name on the record date. A stockholder may, with regard to the election of directors (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy. A stockholder may, with respect to the proposal to approve the selection of PricewaterhouseCoopers LLP as auditors (i) vote FOR such proposal, (ii) vote AGAINST such proposal or (iii) ABSTAIN from voting on such proposal.

      The shares represented by every proxy received will be voted, and where a choice has been specified, the shares will be voted in accordance with the specification so made. If no choice has been specified on the proxy, the shares will be voted FOR the election of the nominees as directors and FOR approval of PricewaterhouseCoopers LLP as auditors. The proxy also gives authority to the proxies to vote the shares in their discretion on any other matter presented at the meeting. If a proxy indicates that all or a portion of the shares represented by such proxy are not being voted with respect to a particular proposal, such non-voted shares will not be considered present and entitled to vote on such proposal, although such shares may be considered present and entitled to vote on other proposals and will count for the purpose of determining the presence of a quorum. An abstention with respect to a proposal has the effect of a vote against a proposal.

BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table provides information as of December 16, 2005 concerning beneficial ownership of Common Stock by each person known by Landauer to own beneficially more than 5% of the outstanding shares of Common Stock, each director, each director nominee, each executive officer named under the caption "Executive Compensation" and all directors and executive officers as a group. Unless otherwise noted, the listed persons have sole voting and dispositive powers with respect to shares held in their names, subject to community property laws, if applicable.

                                   NUMBER BENE-              PERCENT
NAME OF BENEFICIAL OWNER          FICIALLY OWNED            OF CLASS
------------------------          --------------            --------
T. Rowe Price Associates           887,100  (1)               9.8%
Eaton Vance Management             601,931  (2)               6.6%
NFJ Investment Group L.P.          589,150  (3)               6.5%
Royce & Associates, LLC            551,400  (4)               6.1%
Robert J. Cronin                    12,200  (5)                 *
Dr. E. Gail de Planque               5,150  (6)                 *
Dr. Gary D. Eppen                    8,981  (7)                 *
Stephen C. Mitchell                    525                      *
Richard R. Risk                     11,100  (5)                 *
Thomas M. White                      1,200  (8)                 *
Michael D. Winfield                  9,799  (5)                 *
William E. Saxelby                  53,500  (9)                 *
Robert M. Greaney                   41,906 (10)                 *
James M. O'Connell                  55,592 (11)                 *
Dr. R. Craig Yoder                  84,379 (12)                 *
All directors and
  executive officers as a group
  (11 persons)                     284,332 (13)               3.1%
__________

      *     Less than one percent.

      (1) As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005. Includes 556,600 shares owned by the T. Rowe Price Small Cap Value Fund, Inc. T. Rowe Price Associates expressly disclaims that it is the beneficial owner of such securities. This stockholder's address is 100 East Pratt Street, Baltimore, MD 21201.

      (2) As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005. This stockholder's address is 255 State Street, Boston, MA 02109.

      (3) As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 7, 2005. This stockholder's address is 2121 San Jacinto Street, Dallas, TX 75201.

      (4) As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on January 31, 2005. This stockholder's address is 1414 Avenue of the Americas, New York, NY 10019.

      (5) Includes 8,500 shares subject to options exercisable within 60 days after December 16, 2005.

      (6) Includes 4,000 shares subject to options exercisable within 60 days after December 16, 2005.

      (7) Includes 3,500 shares subject to options exercisable within 60 days after December 16, 2005.

      (8) Includes 500 shares subject to options exercisable within 60 days after December 16, 2005.

      (9) Includes 50,000 shares subject to options exercisable within 60 days after December 16, 2005.

      (10) Includes 28,500 shares subject to options exercisable within 60 days after December 16, 2005.

      (11) Includes 33,250 shares subject to options exercisable within 60 days after December 16, 2005.

      (12) Includes 58,000 shares subject to options exercisable within 60 days after December 16, 2005.

      (13) Includes 203,250 shares subject to options exercisable within 60 days after December 16, 2005.




                          ELECTION OF DIRECTORS

      Members of Landauer's Board of Directors are divided into three classes serving staggered three-year terms, with a total of nine directors authorized. Brent A. Latta resigned from the Board of Directors during 2005 concurrently with his retirement as Landauer's President and Chief Executive Officer. William E. Saxelby, who was elected in September 2005 as Landauer's President and Chief Executive Officer, was appointed to fill the vacancy resulting from Mr. Latta's resignation. Additionally, Stephen C. Mitchell was appointed to the Board of Directors during 2005. The terms of two of the eight current directors expire at the annual meeting. These two directors, Thomas M. White and Stephen C. Mitchell, are Landauer's nominees for re-election to a three-year term. There is currently one vacancy on the Board of Directors, which the Board of Directors may fill at a later date. Our by-laws provide that nominations for directorships by stockholders may be made only pursuant to written notice received at our principal office not less than 50 nor more than 75 days prior to the meeting. No such nominations were received for the meeting. Proxies may not be voted for a greater number of persons than the two named nominees. Directors are elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Thus, assuming a quorum is present, the two persons receiving the greatest number of votes will be elected to serve as directors. Accordingly, withholding authority to vote for a director and non-votes with respect to the election of directors will not affect the outcome of the election of directors. If a nominee should become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NAMED NOMINEES AS DIRECTORS OF LANDAUER.

      The following table contains certain information as to the two nominees for election at the annual meeting and each other person whose term of office as a director will continue after the meeting. The nominees for election at the meeting are indicated by an asterisk.

                  Expira-
                   tion
                  Date of
                  Current  Past Business Experience            Director
Name               Term    and Other Directorships              Since
----              -------  ------------------------            --------

Robert J. Cronin
  (3,4)
  Age - 61         2008    Since November 2005, Chairman         1997
                           and Chief Executive Officer, York
                           Label, Inc., a supplier of
                           pressure-sensitive labels and
                           related systems.  Since 2001, partner,
                           The Open Approach LLC, a provider
                           of consulting services to the
                           printing industry.  Until January
                           2000, Chairman of the Board and
                           Chief Executive Officer of
                           Wallace Computer Services;
                           previously President, Chief
                           Executive Officer and director;
                           now retired.  Mr. Cronin joined
                           Wallace Computer Services in 1967.
                           Wallace Computer Services is a
                           provider of information management
                           products, services and solutions.
                           Mr. Cronin is also a director of
                           various privately held corporations.
Dr. E. Gail
  de Planque (2,4)
  Age - 60         2007    Since 2000, President, Strategy       2001
                           Matters, Inc., and, since 1998,
                           Director, Energy Strategists
                           Consultancy, Ltd., each providing
                           consulting services to the energy
                           and nuclear industries.  From 1991
                           to 1995, Dr. de Planque was a
                           Commissioner with the U.S. Nuclear
                           Regulatory Commission.  In 1967,
                           she joined the Health and Safety
                           Laboratory of the U.S. Atomic
                           Energy Commission (now the
                           Environmental Measurements
                           Laboratory) where she served
                           as Director from 1987 to 1991
                           and as Deputy Director from 1982
                           to 1987.  Dr. de Planque is a
                           Director of Northeast Utilities,
                           TXU Corp., BNG America, Inc. and
                           BHP Billiton.

Dr. Gary D. Eppen
  (3,4)
  Age - 69         2007    Ralph and Dorothy Keller Distinguished1992
                           Service Professor Emeritus of
                           Operations Management, Graduate
                           School of Business, The University
                           of Chicago.  From July 1998 to June
                           2001 Dr. Eppen was Deputy Dean of
                           Part-time Programs and Professor
                           of Industrial Administration.
                           From 1970 to 1998 he was Professor
                           of Industrial Administration.
                           Dr. Eppen is also a director of
                           Hub Group Inc., Downers Grove,
                           Illinois, an intermodal transpor-
                           tation marketing company.

                  Expira-
                   tion
                  Date of
                  Current  Past Business Experience            Director
Name               Term    and Other Directorships              Since
----              -------  ------------------------            --------

* Stephen C.
  Mitchell (1,3)
  Age - 62         2006    Since 2001, President, Knight         2005
                           Group LLC, a privately held
                           firm providing services for
                           the start-up and management
                           of new ventures.  Since 1995,
                           Vice Chairman and director,
                           Knight Facilities Management,
                           Inc., a company providing
                           outsourcing of facilities
                           management services for
                           industrial and commercial
                           clients worldwide.  Until 2001,
                           President, Chief Operating
                           Officer and director, Lester B.
                           Knight & Associates, Inc., a
                           company involved in the planning,
                           design and construction of
                           advanced technology research and
                           development and manufacturing
                           facilities.  Mr. Mitchell is also
                           a director of Apogee Enterprises,
                           Inc., a manufacturer of glass
                           products for the automotive,
                           construction and art framing
                           markets.

Richard R.
  Risk (2,3)
  Age - 59         2008    President and Chief Executive         1997
                           Officer of Advocate Health Care
                           until April 2002; now retired.
                           Previously Mr. Risk served as
                           President and CEO of EHS Health
                           Care (merged with Advocate
                           Health Care).  Advocate Health
                           Care specializes in health care
                           management.

William E.
  Saxelby
  Age - 49         2008    President and Chief Executive         2005
                           of Landauer, Inc. since September
                           2005.  Until September 2005,
                           Mr. Saxelby provided consulting
                           services to certain private equity
                           firms.  From 1999 to 2003, President
                           and Chief Executive Officer,
                           Medical Research Laboratories,
                           Inc., a manufacturer of portable
                           defibrillators.  From 1996 to
                           1999, Corporate Vice President,
                           Allegiance Healthcare, a spin-off
                           of Baxter International.  From
                           1978 to 1996, Mr. Saxelby held
                           executive positions with Baxter
                           International and its American
                           Hospital Supply subsidiary.

                  Expira-
                   tion
                  Date of
                  Current  Past Business Experience            Director
Name               Term    and Other Directorships              Since
----              -------  ------------------------            --------

* Thomas M.
  White (1,2)
  Age - 48         2006    Since June 2002, Senior Vice          2004
                           President, Chief Financial
                           Officer and Treasurer of
                           Hub Group, Inc., Downers Grove,
                           Illinois, an intermodal
                           transportation marketing
                           company.  From 1999 to 2002
                           Mr. White was Managing
                           Partner-Business Process
                           Outsourcing and from 1995 to
                           1999 was Managing Partner of
                           the Kansas City and Omaha
                           offices of Arthur Andersen
                           LLP.  From 1979 to 1995 held
                           various audit related positions
                           with Andersen.  Mr. White is
                           a CPA and a member of the
                           American Institute of Certified
                           Public Accountants.

Michael D.
  Winfield (1,4)
  Age - 66         2007    Director of UOP LLC until January     1994
                           2003, a general partnership of
                           Honeywell International, Inc.
                           and Dow Chemical Company, engaged
                           in the licensing of technologies
                           to the oil refining and
                           petrochemical industries.
                           Mr. Winfield was President
                           and Chief Executive Officer
                           of UOP from February 1992 to
                           January 2001, and a Vice President
                           from 1983 to 1992.  He is also
                           a director of Metallurg, Inc.,
                           a leading supplier of additives
                           to the metals industry.

Member of the (1) Audit Committee, (2) Compensation Committee, (3) Governance and Nominating Committee, (4) Technology Committee.

                    BOARD OF DIRECTORS AND COMMITTEES

      During fiscal 2005, the Board of Directors held a total of six meetings. No director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board on which such director served.

      The Board of Directors has an Audit Committee, Compensation Committee, Governance and Nominating Committee and Technology Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information and recommends the appointment of independent public accountants to the Board of Directors. The Company has determined that Thomas M. White qualifies as an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K, and that he is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act. A copy of the Audit Committee's charter is attached to this Proxy Statement as Exhibit A. The Compensation Committee approves all executive compensation and has responsibility for granting equity awards to eligible members of management and administering the Company's equity and incentive compensation plans. The Governance and Nominating Committee establishes corporate governance policy and selects nominees for the Board of Directors. (See "Process for Nominating Directors.") The Technology Committee provides oversight and counsel with respect to the Company's development and use of appropriate technologies in its products and services. The membership of each Committee consists solely of non-employee directors who meet the independence standards established by the New York Stock Exchange. During fiscal 2005, the Audit Committee met thirteen times (including the meetings required to conduct its quarterly financial reviews), the Compensation Committee met five times, the Governance and Nominating Committee met eleven times, and the Technology Committee met six times.

      Each Committee has adopted a formal written charter, approved by the full Board of Directors, that specifies the scope of the Committee's responsibilities and procedures for carrying out such responsibilities. A copy of each charter is available on the Company's website at http://www.landauerinc.com and printed copies are available from the Company on request. The Board of Directors has also adopted Governance and Nominating Standards, a Code of Business Ethics applicable to all employees and a Code of Conduct for Senior Financial Executives applicable to the principal executive, financial and accounting officers of the Company. Copies of each of these documents are available on the Company's website at http://www.landauerinc.com and printed copies are available from the Company on request. The Company intends to post on its website any amendments to, or waivers from, its Code of Business Ethics or Code of Conduct for Senior Financial Executives applicable to such senior officers.


                        INDEPENDENCE OF DIRECTORS

      Under the Company's Governance and Nominating Standards, a significant majority of the Board should be composed of Independent Directors as those terms are defined in the New York Stock Exchange ("NYSE") listing standards. A director is independent under the NYSE listing standards if the Board affirmatively determines that the director has no material relationship with the Company directly or as a partner, shareholder or officer of an organization that has a relationship with the
Company.   In addition, the NYSE listing standards provide that a director will not be independent if he or she has any of the following relationships (each, a "disqualifying relationship"):

  . The director is an employee of the Company or has been an employee of the Company at any time within the preceding three years.

  . A member of the director's immediate family is an executive officer of the Company or has been an executive officer of the Company at any time within the preceding three years.

  . The director or an immediate family member of the director received during any 12-month period within the last three years more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

  . The director is a current partner or employee of the Company's internal or external audit firm, or the director was within the past three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time.

  . A member of the director's immediate family (i) is a current partner of a firm that is the Company's internal or external auditor, (ii) is a current employee of such a firm and participates in the firm's audit, assurance or tax compliance (but not tax planning) practice or
      (iii) was within the past three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time.

  . The director is, or within the preceding three years has been, employed by another company where any of the Company's present executives at the same time serves or served on that company's compensation committee.

  . A member of the director's immediate family is, or within the preceding three years has been, employed as an executive officer of another company where any of the Company's present executives serves on that company's compensation committee.

  . The director is an executive officer or employee of a company that has made payments to, or received payments from, the Company in an amount that, in any one of the three most recent fiscal years, exceeded the greater of $1 million, or 2% of such other company's consolidated gross revenues.

  . A member of the director's immediate family is an executive officer of a company that has made payments to, or received payments from, the Company in an amount which, in any one of the three most recent fiscal years, exceeded the greater of $1 million, or 2% of such other company's consolidated gross revenues.

      The Board has affirmatively determined that no non-employee director has a material relationship with the Company directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board has also concluded that no non-employee director has any of the disqualifying relationships identified above. Consequently, the Board has determined that all non-employee directors are independent within the meaning of the NYSE listing standards and that the Board consists of a significant majority of independent directors. The Company's independent directors are Robert J. Cronin, E. Gail de Planque, Gary D. Eppen,
Stephen C. Mitchell, Richard R. Risk, Thomas M. White and Michael D. Winfield. The Company's independent directors meet in regularly scheduled executive sessions and at other times, as they deem appropriate. The Chairman of the Board of Directors presides at these sessions.

                    PROCESS FOR NOMINATING DIRECTORS

      Landauer's Governance and Nominating Committee establishes and oversees adherence to the Board's corporate governance policies and guidelines and establishes policies and procedures for the recruitment and retention of Board members. The Governance and Nominating Committee is comprised of three members, each of whom meets the independence requirements established by the New York Stock Exchange in respect of Governance and Nominating Committees.

      The Governance and Nominating Committee will consider nominees for the Board of Directors that have been properly and timely recommended by stockholders. Any recommendation submitted by a stockholder must include the same information concerning the candidate and the stockholder as would be required under Section 1.4 of the Company's by-laws if the stockholder were nominating that candidate directly. Those information requirements are summarized in this Proxy Statement under the caption "Stockholder Proposals." The Governance and Nominating Committee will apply the same standards in considering director candidates recommended by stockholders as it applies to other candidates. The Governance and Nominating Committee has not established any specific, minimum qualification standards for nominees to the Board. From time to time, the Governance and Nominating Committee may identify certain skills or attributes (e.g. healthcare industry experience, technology experience, financial experience) as being particularly desirable for specific director nominees.

      To date, the Governance and Nominating Committee has identified and evaluated nominees for directors based on several factors, including referrals from management, existing directors, advisors and representatives of the Company or other third parties, business and board of director experience, professional reputation and personal interviews. Each of the current nominees for director listed under the caption "Election of Directors" is an existing director standing for re-election. Landauer has not paid any fee to a third party to identify or evaluate, or assist in identifying or evaluating, potential nominees. In connection with the 2006 annual meeting, the Governance and Nominating Committee did not receive any recommendation for a nominee from any stockholder or group of stockholders owning more than 5% of the Company's Common Stock.



               COMMUNICATIONS WITH THE BOARD OF DIRECTORS
              BY STOCKHOLDERS AND OTHER INTERESTED PARTIES

      The Company's Annual Meeting of Stockholders provides an opportunity each year for stockholders and other interested parties to ask questions of or otherwise communicate directly with members of the Company's Board of Directors on matters relevant to the Company. Each of the Company's directors is requested to attend the Annual Meeting in person. All of the Company's directors attended the Company's 2005 Annual Meeting of Shareholders. In addition, stockholders and other interested parties may, at any time, communicate in writing with the full Board of Directors, any individual director or any group of directors, by sending such written communication to the full Board of Directors, individual director or group of directors at the following address: Landauer, Inc., 2 Science Road, Glenwood, Illinois 60425; Attention: Corporate Secretary (fax 708-755-
7011). Copies of written communications received at such address will be provided to the addressee unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of such communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company's business or communications that relate to improper or irrelevant topics.

                        COMPENSATION OF DIRECTORS

      During fiscal 2005, all directors (except Mr. Saxelby) were paid an annual retainer in the amount of $30,000 each. Additionally, the Board and Committee chairs were each paid an annual retainer in the amount of $4,000, and members were paid a fee in the amount of $1,000 per Board or Committee meeting attended. Additionally, Mr. Cronin was paid $12,000 for twelve meetings with advisors and candidates related to the succession process. Such fees are paid quarterly. Landauer maintains a long-term incentive plan, established in 2005 and approved by shareholders, under which non-employee directors receive annual grants of restricted stock or restricted stock units. In February 2005, eligible directors were each awarded grants of 700 restricted shares of Common Stock that vest in full on the third anniversary of the award or the date of the third succeeding annual meeting of stockholders, whichever is earlier. Eligible directors who are appointed to the Board at other than the annual meeting date are granted a prorated award. The Company established a stock option plan for its non-employee directors in 1997 that provided for the automatic grant of options on the date when a person begins to serve as a non-employee director to purchase 1,500 shares of Common Stock at the fair market value on the date of grant, which options vest ratably over three years. Additionally, the plan provided for the automatic grant of options to each non-employee director on the date of each annual meeting to purchase 1,500 shares of Common Stock at the fair market value on the date of grant, which options vest ratably over three years. Awards under the 1997 plan terminated upon the approval of the long-term incentive plan by shareholders at the February 2005 annual meeting.

      Landauer formerly maintained a directors' retirement plan that provides certain retirement benefits for non-employee directors. This plan was terminated in January 1997. Benefits accrued under the retirement plan are frozen and will be payable to directors at age 70 after their retirement. As of September 30, 2005, the aggregate liability for these benefits amounted to $267,000, which has been accrued in the financial statements.

                         EXECUTIVE COMPENSATION

      The following summary compensation table sets forth the compensation for services to Landauer for the last three fiscal years of the persons who served as President and Chief Executive Officer during the last fiscal year and other executive officers whose salary and bonus exceeded $100,000 in the last fiscal year (the "Named Executive Officers".)

                       SUMMARY COMPENSATION TABLE


                                              Long-Term
                              Annual         Compensation
                           Compensation       Awards (1)
                         ---------------- ------------------
                                                      Secur-
                                                      ities      All
                                          Restricted  Under-     Other
Name and                                     Stock    lying     Compen-
Principal        Fiscal  Salary   Bonus     Awards   Options    sation
Position          Year    ($)      ($)        ($)      (#)      ($)(2)
--------------   ------ -------- -------- ---------- ------- ----------

William E.
 Saxelby (3)
 President &
 Chief
 Executive
 Officer           2005 $     --  $    --   $170,380  50,000 $       --

James M.
 O'Connell
 Vice President,
 Treasurer,
 Secretary
 & Chief           2005 $201,900 $ 75,200   $     --  14,000 $    1,150
 Financial         2004  197,925   75,600         --  14,000      1,150
 Officer           2003  191,750       --         --   7,000      1,150

R. Craig
 Yoder
 Senior Vice
 President -       2005 $217,400 $ 80,900   $     --  16,000 $    1,150
 Marketing &       2004  213,150   81,400         --  16,000      1,150
 Technology        2003  207,500       --         --   8,000      1,150

Robert M.
 Greaney           2005 $159,425 $ 59,300   $     --  12,000 $    1,150
 Vice President    2004  156,325   59,700         --  12,000      1,150
 - Operations      2003  152,500       --         --   6,000      1,150

Brent A.
 Latta (4)
 President &
 Chief Executive   2005 $320,925 $121,000   $     --  25,000 $1,258,429
 Officer           2004  314,650  150,200         --  25,000      1,150
 (Retired)         2003  306,250       --         --  50,000      1,150

(1) There were no long-term incentive payouts for any of the executive officers for the last three fiscal years.

(2) Represents the Company's contribution to its 401(K) plan on behalf of each of these employees.

(3) Mr. Saxelby was elected President and Chief Executive Officer of Landauer effective September 28, 2005. Mr. Saxelby received no salary or bonus from Landauer in fiscal 2005.

(4) Mr. Latta retired as President and Chief Executive Officer of Landauer effective September 27, 2005. "All Other Compensation" for fiscal 2005 includes payments and obligations pursuant to the terms of his amended employment agreement.



                   OPTIONS GRANTED IN LAST FISCAL YEAR

      Information regarding stock options granted during the last fiscal year to Landauer's Named Executive Officers is shown below:

                        % of                        Potential Realizable
            No. of      Total                        Value at Assumed
            Shares     Options                       Annual Rates of
            Under-     Granted                         Stock Price
            lying        to      Exercise            Appreciation for
            Options   Employees   Price    Expir-    Option Term (3)
            Granted   in Fiscal ($/share)  ation  ----------------------
Name        (#)(1)      Year       (2)      Date    5% ($)      10% ($)
----        -------   --------- ---------  ------ ----------  ----------

William E.
 Saxelby     50,000       20.7%  $  48.68     (4) $1,530,730  $3,879,169

James M.
 O'Connell   14,000        5.8%     46.80     (5)    412,052   1,016,360

R. Craig
 Yoder       16,000        6.6%     46.80     (5)    470,932   1,161,554

Robert M.
 Greaney     12,000        5.0%     46.80     (5)    353,199     871,165

Brent A.
 Latta
 (Retired)   25,000       10.4%     46.80     (5)    735,831   1,814,927

(1) The option grant for Mr. Saxelby became exercisable in full on September 28, 2005. The option grant for the other Named Executive Officers became exercisable in full on December 3, 2004. Shares received upon exercise of any of the option grants may not be sold prior to the third anniversary of the date of grant.

(2)   The exercise price is the fair market value on the date of grant.

(3) Potential realizable value is calculated based on an assumption that the price of Landauer's Common Stock appreciates at the annual rate shown, compounded annually, from the date of grant of the option until the expiration date of the option. The value is net of the exercise price but is not adjusted for the taxes that are due upon exercise. The 5% and 10% assumed rates of appreciation are required by the rules of the Securities and Exchange Commission and do not represent Landauer's estimate of future price. Actual gains, if any, upon the exercise of these options will depend on the actual performance of the Common Stock.

(4)   September 28, 2015.

(5)   December 3, 2014

                AGGREGATED OPTION EXERCISES IN LAST YEAR
                    AND FISCAL YEAR-END OPTION VALUES

      Information regarding the exercise of stock options during the last fiscal year and the holdings of unexercised stock options at September 30, 2005 by Landauer's Named Executive Officers is shown below.

                                     Number of
                                      Shares             Value of
                                    Underlying          Unexercised
                                   Unexercised         In-the-Money
                                  Options Held at      Options at
              Shares               September 30,       September 30,
             Acquired                2005 (#)          2005 ($) (1)
               on       Value    ----------------  -------------------
             Exercise  Realized  Exer-    Unexer-   Exer-     Unexer-
Name           (#)       ($)     cisable  cisable   cisable   cisable
----         --------  --------  -------  -------   --------  --------

William E.
 Saxelby           --  $     --   50,000       --   $ 16,000   $    --

James M.
 O'Connell         --        --   31,500    3,500    212,870    50,750

R. Craig
 Yoder          3,468   180,343   56,000    4,000    694,520    58,000

Robert M.
 Greaney           --        --   27,000    3,000    182,460    43,500

Brent A.
 Latta
 (Retired)     13,648   662,676   25,000       --     55,000        --

  (1) Aggregate market value on September 30, 2005 less aggregate exercise price.



                  EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of September 30, 2005 regarding the number of shares of Common Stock that may be issued under the Company's equity compensation plans. All equity compensation plans have been approved by the Company's stockholders.

                          (a)               (b)               (c)
                    ---------------  ----------------  ----------------
                                                           Number of
                                                          securities
                       Number of                           remaining
                      securities                         available for
                         to be           Weighted-      future issuance
                      issued upon    average exercise    under equity
                      exercise of        price of        compensation
                      outstanding       outstanding    plans (excluding
                       options,          options,         securities
                       warrants        warrants and      reflected in
Plan category         and rights          rights          column (a))
-------------         -----------    ----------------  ----------------
Equity compensation
 plans approved by
 security holders      533,875          $  40.87            437,775
Equity compensation
 plans not approved
 by security holders        --                --                 --
                       -------          --------            -------
Total                  533,875          $  40.87            437,775

          EXECUTIVE EMPLOYMENT AGREEMENTS AND RETIREMENT PLANS

      EMPLOYMENT AND COMPENSATION AGREEMENTS. Landauer has entered into employment agreements with each of the Named Executive Officers for their employment in their respective capacities indefinitely. The agreements provide that, in the event of termination of employment under certain circumstances by Landauer other than for cause, death, disability or voluntary termination, or by the executive for good reason (which includes a good faith determination by the executive that he believes that he will not be able to effectively discharge his duties or where Landauer fails to obtain an assumption in writing of its obligations under the agreement by a successor, as defined) the executive will become entitled to continuation (a lump sum payment in the case of Mr. Saxelby) of base salary and average bonuses determined in accordance with the agreement for a period ranging from twelve to twenty-four months and certain other benefits. The amounts otherwise payable to the executive will be offset by any compensation earned by the executive from employment with a new employer during such severance period but will not be reduced below an amount equal to six month's base salary and average bonuses, except in the case of Mr. Saxelby where there is no provision for offset. The benefits payable to Messrs. Saxelby and O'Connell, Dr. Yoder, and Mr. Greaney under these agreements, if their employment had been terminated as of September 30, 2005, would have had an estimated value of approximately $1,050,000, $382,000, $411,000 and $201,000, respectively.

      The terms of Mr. Latta's employment agreement were amended at the time of his retirement. This amendment provided for (i) a lump sum payment for future salary and incentive compensation in the amount of $1,207,279,
(ii) enhancement in the amount of retirement benefits that Mr. Latta is entitled to receive at age 65 such that he will be credited with 25 years of service and (iii) certain expense reimbursements in the amount of $50,000.

      EXECUTIVE SPECIAL SEVERANCE PLAN. On May 22, 2002, Landauer adopted the Landauer, Inc. Executive Special Severance Plan (the "Severance Plan") in which certain of Landauer's executives, including Messrs. Saxelby and O'Connell, Dr. Yoder and Mr. Greaney, participate. Under the Severance Plan, if (i) the executive's employment is terminated involuntarily without cause or is terminated by the executive for good reason (as defined in the plan) within two years following a change in control, or (ii) the executive elects to terminate employment for any reason during the 30-day period immediately following the one-year anniversary of a change in control, the executive will receive a lump sum payment equal to three times (in the case of Mr. Saxelby) or two times (in the case of the other Named Executive Officers) the sum of: (i) the highest annual rate of the executive's base salary during the 12-month period immediately prior to his termination and
(ii) the greater of the executive's target annual bonus and the average annual bonus received during the three fiscal years prior to termination. In addition, the terminated executive will become fully vested in his accrued benefit under the supplemental key executive retirement plan (described below) and will receive a lump sum payment equal to the actuarial equivalent of his accrued benefit under that plan. The terminated executive also will receive continued medical, dental and life insurance coverage and outplacement services for up to three years (in the case of Mr. Saxelby) or up to two years (in the case of the other Named Executive Officers). The Severance Plan conditions receipt of the foregoing severance payments and benefits upon the executive entering into a noncompetition/nonsolicitation agreement and executing a general release of claims against Landauer and its affiliates.

      Additionally, the Severance Plan provides that, immediately upon a change in control, all of the executive's outstanding stock options and other equity awards become exercisable, or vested, in full, and any outstanding stock options will remain exercisable until the earlier of the first anniversary of the executive's termination of employment and the original expiration date of the option.

      The Severance Plan also provides that if any payment made under the Severance Plan or otherwise to a covered executive would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, Landauer will make an additional payment to the executive such that the executive receives a net amount equal to the amount he would have received if Section 4999 did not apply; provided, however, if the net-after tax benefit to the executive would not exceed by at least 10% the net after-tax proceeds without such additional payment and with a reduction of the benefits to an amount such that no excise tax is payable, Landauer will not make the additional payment and the executive's benefits will be reduced to such amount.

      For purposes of the Severance Plan, a "change in control" generally means (i) certain acquisitions of 30% or more of the then outstanding shares of Common Stock, (ii) a change in the Board of Directors resulting in the incumbent directors ceasing to constitute at least a majority of the Board of Directors, (iii) the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of Landauer (unless, among other conditions, Landauer's stockholders receive more than 60% of the stock of the resulting company) or (iv) the consummation of a liquidation or dissolution of Landauer.

      RETIREMENT PLAN AND SUPPLEMENTAL RETIREMENT PLAN. Messrs. Saxelby and O'Connell, Dr. Yoder, and Mr. Greaney participate in Landauer's retirement plan, a defined benefit plan under which benefits are based upon the average of the annual rates of compensation in effect as of October 1 of each year for the period of five consecutive years which produces the highest such average and also based on years of service as set forth below.

U.S. tax law places limitations on the annual compensation eligible for benefit consideration and on the aggregate annual amount payable to an individual under qualified retirement plans.

      Messrs. Saxelby and O'Connell, Dr. Yoder, and Mr. Greaney also participate in Landauer's supplemental key executive retirement plan, under which a participant is entitled to such payments during his life after retirement at age 65 as may be necessary, when added to his benefits under other company-funded retirement or profit sharing plans, to provide a minimum annual benefit equal to 50% of his highest five-year average compensation (including incentive compensation) or final year compensation (including five-year average incentive compensation), whichever is greater.

Such payments continue to a participant's spouse after the participant's death, but at a percentage of 25%. Benefits are reduced by 2% (1% for surviving spouses) for each year of service less than 25 years. Pursuant to the terms of his employment agreement, Mr. Saxelby's benefit accrues at a rate such that after the first five years of employment (or in the event of his earlier termination by Landauer without cause or following a change in control) he will be credited with 20 years of service, subject to certain limitations.

      The following table sets forth information concerning the combined annual benefits payable pursuant to the retirement plan on a straight-life annuity basis and the supplemental retirement plan on a 50% joint-and-survivor basis upon retirement at age 65 for specified compensation levels (assuming continuation of 2005 fiscal year compensation, as defined) and years of service classifications. Benefits under the retirement plan are computed solely on the base salary of participants. Benefits under the supplemental key executive retirement plan are inclusive of incentive compensation. Benefits under the retirement plan that are reduced on account of Social Security entitlement on the basis of the Internal Revenue Service permitted disparity rules may be reinstated under the supplemental retirement plan.

                           PENSION PLAN TABLE

Earnings
on Which
Combined                  Estimated Combined Annual Pension Based on
Retirement                      Years of Service Indicated
Benefits            --------------------------------------------------
are Based             20 years  25 years  30 years  35 years  40 years
----------            --------  --------  --------  --------  --------
$200,000              $ 80,000  $100,000  $100,000  $109,500  $127,000
 250,000               100,000   125,000   125,000   125,000   134,000
 300,000               120,000   150,000   150,000   150,000   150,000
 350,000               140,000   175,000   175,000   175,000   175,000
 400,000               160,000   200,000   200,000   200,000   200,000
 450,000               180,000   225,000   225,000   225,000   225,000
 500,000               200,000   250,000   250,000   250,000   250,000
 550,000               220,000   275,000   275,000   275,000   275,000

      Credited years of service at September 30, 2005 were none for Mr. Saxelby, 15 for Mr. O'Connell, 22 for Dr. Yoder and 29 for Mr. Greaney. Credited years of service at age 65 would be 20 for Mr. Saxelby, 22 for Mr. O'Connell, 35 for Dr. Yoder and 42 for Mr. Greaney. Mr. Latta retired from Landauer effective September 27, 2005. At age 65, Mr. Latta will be credited with 25 years of service.


                      COMPENSATION COMMITTEE REPORT

      Landauer's compensation program is designed to motivate and retain employees by encouraging and rewarding performance. The program is administered by the Compensation Committee of the Board of Directors (the "Committee"), consisting of three independent outside directors who are not employees of Landauer. The Committee regularly reviews and approves generally all of Landauer's compensation and fringe benefit programs and also reviews and determines the base salary and incentive compensation of the Named Executive Officers, as well as stock option grants to all employees. All compensation actions taken by the Committee are reported to the full Board of Directors. The Committee administers Landauer's 2005 Long-Term Incentive Plan (the "2005 LTI Plan"), its Amended and Restated 1996 Equity Plan (the "Equity Plan") and its 2000 Incentive Compensation Plan for Executive Officers (the "Executive Officer Plan".) The Equity Plan was terminated as of the date of adoption of the 2005 LTI Plan. The Committee, the Board of Directors and stockholders approved each of these plans.

      Landauer believes that equity awards, such as stock options, restricted stock, restricted stock units, performance shares and performance share units are an important incentive to motivate executive officers and other key employees for improved long-term performance of Landauer. Landauer considers stock ownership, options currently held and equity awards previously granted when granting additional equity awards.

      Landauer believes that the combination of salary, incentive compensation and equity awards is the best tool for compensating its executive officers and senior managers to promote uniform excellence, long-term commitment and team performance. Management salaries are determined as a result of individual performance, level of responsibility and experience. Landauer reviews these salaries annually and periodically measures them against compensation data obtained from published compensation surveys and surveys that the Committee makes of peer companies. The peer companies are generally of about the same size as Landauer in terms of market capitalization and profitability and are in technical or service, rather than consumer or distribution, fields. Landauer believes that its competitors for executive talent are not necessarily companies that engage in the same business as Landauer and, therefore, the companies used for comparative compensation purposes generally differ from the companies included in the testing laboratory peer group shown under the heading "Performance Graph."

      The Executive Officer Plan covers executive officers who are elected by the Board of Directors to such offices and establishes an incentive pool that is related to aggregate executive officer base salary and performance of Landauer relative to (i) budgeted operating income and (ii) achievement of budgeted revenues. The target incentive compensation award, as a percentage of individual executive officer base salary, is 50% for the Chief Executive Officer and 40% for Vice Presidents. The actual size of the incentive compensation pool available for award varies based upon actual financial performance factors related to the achievement of operating income and revenue growth.

      The amount of tentative incentive award for any executive officer is determined by multiplying the executive's base salary by the actual incentive award percentage. The actual incentive award percentage is the target award percentage (50% or 40%) multiplied by the percentage of target award determined by the operating income and revenue achievement components. Two-thirds of the tentative incentive award is payable to the executive officer based solely on these financial performance measures. With respect to the balance remaining in the pool for the fiscal year, the Compensation Committee will have the discretion to award any executive officer an amount ranging from zero to one-third of the award such executive officer would otherwise receive.

      The aggregate amount of incentive compensation awards for any fiscal year under the Executive Officer Plan and other incentive compensation plans is limited to 6% of Landauer's operating income for such fiscal year.

Recognizing that extraordinary positive or negative non-operating events can and do occur, the Committee may elect to make adjustments to the incentive compensation calculations to reflect the impact of those events.

      Brent A. Latta, former President and Chief Executive Officer, retired from the Company on September 27, 2005. During fiscal 2005, Mr. Latta was paid a base salary in the amount of $320,925. Under the terms of an amendment to Mr. Latta's employment agreement entered into at the time of his retirement, he was also awarded an incentive compensation payment in the amount of $121,000. Additional provisions in the amendment provide for
(i) a lump sum payment for future salary and incentive compensation in the amount of $1,207,279, (ii) enhancement in the amount of retirement benefits that Mr. Latta is entitled to receive at age 65 such that he will be credited with 25 years of service and (iii) certain expense reimbursements in the amount of $50,000.

      William E. Saxelby was elected as Landauer's President and Chief Executive Officer on September 28, 2005. The recommended base salary and incentive compensation award for the Chief Executive Officer is determined each year by the Committee. Mr. Saxelby's base salary for fiscal 2006 was established at $350,000 and his incentive compensation award for fiscal 2006 will be determined in accordance with the provisions of Executive Officer Plan with a minimum award of $175,000. On September 28, 2005, Mr. Saxelby was granted an award of 3,500 restricted shares of Common Stock (that vest ratably over three years) and was granted an option to purchase 50,000 shares of Common Stock at the fair market value on the date of grant (that vested in full upon grant, subject to a restriction on sale of any shares realized from exercise for a period of three years from the date of grant.) He will also be granted an award of 10,500 performance shares of Common Stock that vest on September 30, 2008, based upon financial performance criteria for fiscal 2006, 2007 and 2008 measured in terms of actual net income compared with planned net income over the three-year period.


                 MEMBERS OF THE COMPENSATION COMMITTEE:


                       Richard R. Risk, Chairman
                       E. Gail de Planque
                       Thomas M. White

                            PERFORMANCE GRAPH

      The following graph reflects a comparison of the cumulative total return (change in stock price plus reinvested dividends) assuming $100 invested in Landauer's Common Stock, in the New York Stock Exchange ("NYSE") Market Index and in an industry index represented by a group of testing laboratories during the period from September 30, 2000 through September 30, 2005. (On January 15, 2002, the listing of Landauer's Common Stock was changed to the New York Stock Exchange from the American Stock Exchange.) The comparisons in the following table are historical and are not intended to forecast or be indicative of possible future performance of Landauer's Common Stock.

                  Value of Investment at September 30,
                  ------------------------------------

                           2000    2001    2002    2003    2004    2005
                           ----    ----    ----    ----    ----    ----

Landauer, Inc.             $100    $194    $197    $219    $301    $326
NYSE Market Index           100      83      69      85      98     114
Testing Laboratories        100      61      76      93      90      94

                         AUDIT COMMITTEE REPORT

      Landauer's Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended September 30, 2005. Additionally, the Committee has reviewed and discussed with management and the independent auditors the Company's unaudited interim financial statements as of and for the end of each of the first three fiscal quarters for the year ended September 30, 2005. These discussions occur prior to the issuance of news releases reporting such quarterly results and prior to the filing of the quarterly reports on Form 10-Q with the Securities and Exchange Commission.

      The Committee discussed with PricewaterhouseCoopers LLP, our independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61, "Communication with Audit Committees", as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants.

      The Committee received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard
No. 1, "Independence Discussions with Audit Committees", as amended, of the Independence Standards Board, and discussed with the auditors the auditors' independence. In addition, the Committee considered whether the provision by the independent auditors of non-audit services is compatible with maintaining the independent auditors' independence from management and the Company.

      Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited fiscal year-end financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2005.


MEMBERS OF THE AUDIT COMMITTEE:

      Michael D. Winfield, Chairman
      Thomas M. White
      Stephen C. Mitchell

                   FEES BILLED BY INDEPENDENT AUDITORS

      AUDIT FEES. PricewaterhouseCoopers LLP billed fees to the Company of approximately $643,764 with respect to fiscal 2005 and approximately $238,550 with respect to fiscal 2004 for professional services rendered for the audit of the Company's annual financial statements and reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q filed during those fiscal years.

      AUDIT-RELATED FEES. PricewaterhouseCoopers LLP billed approximately $16,100 to the Company with respect to fiscal 2004 that were reasonably related to the performance of the audit or review of the Company's financial statements and are not included in "Audit Fees" above. These services included advice on generally accepted accounting principles, application of new accounting pronouncements, and addressing financial statement matters at subsidiary companies.

      TAX FEES. PricewaterhouseCoopers LLP billed fees to the Company of approximately $60,000 with respect to fiscal 2005 and approximately $105,237 with respect to fiscal 2004 for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning for the Company and certain of its subsidiaries. These services included preparation of income tax returns, determination of estimated tax payments, and advice related to sales and use tax and other tax matters.

      ALL OTHER FEES. No other fees were billed to the Company by PricewaterhouseCoopers LLP for fiscal 2005 and 2004.

      As provided in the Sarbanes-Oxley Act of 2002, all audit and non-audit services provided after May 6, 2003 by the Company's principal accountants must be pre-approved by the Audit Committee. Accordingly, policies and procedures were established whereby the Committee approves performance of all audit and non-audit services in advance. Based in part on consideration of the non-audit services provided by PricewaterhouseCoopers LLP during fiscal 2005 and 2004, the Committee determined that such non-audit services were compatible with maintaining the independence of PricewaterhouseCoopers LLP. Since May 6, 2003, the Committee approved 100% of the services described above. The Company believes that none of the time expended on PricewaterhouseCoopers LLP's engagement to audit the Company's financial statements for fiscal 2005 and fiscal 2004 was attributable to work performed by persons other than PricewaterhouseCoopers LLP's full-time, permanent employees.

                     RATIFICATION OF APPOINTMENT OF
              INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The stockholders will be asked at the annual meeting to ratify the appointment by the Audit Committee of Pricewaterhouse Coopers LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2006. PricewaterhouseCoopers LLP, One North Wacker, Chicago, Illinois, has served as auditors for Landauer since fiscal 2002, and it will be recommended to the stockholders that they ratify such appointment again. The Audit Committee, comprised of Michael D. Winfield, Thomas M. White and Stephen C. Mitchell has approved this appointment. Representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

      If a quorum is present, in order to ratify the appointment of PricewaterhouseCoopers LLP as Landauer's independent registered public accounting firm for the fiscal year ending September 30, 2006, a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on such proposal must vote in favor of it. Accordingly, abstentions will have the same effect as votes against and non-votes will reduce the number of shares considered present and entitled to vote on the proposal.

      THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF LANDAUER FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2006.

                          STOCKHOLDER PROPOSALS

      Proposals intended to be presented by security holders at the annual meeting of stockholders scheduled for February 8, 2007, must be received by Landauer in order to be considered for inclusion in Landauer's proxy statement and form of proxy relating to that meeting not later than September 12, 2006. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations of the Securities and Exchange Commission. In addition, under Landauer's by-laws, nominations for directorships and stockholder proposals to be acted on at the 2007 annual meeting may be made only pursuant to written notice received at Landauer's principal office on or after November 25, 2006 and on or before December 19, 2006.

      Landauer's by-laws provide that notice of a stockholder nomination for director must set forth, as to each person whom the stockholder proposes to nominate for election or re-election as director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation that are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange Act of 1934. Such notice must also set forth, as to the stockholder making the nomination, (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the corporation that are beneficially owned by such stockholder. If the chairman of the stockholder meeting determines that a stockholder nomination was not made in accordance with the procedure set forth in the bylaws, he shall so declare to the meeting and the defective nomination shall be disregarded.

      Nominations for director and stockholder proposals should be directed to James M. O'Connell, Secretary, Landauer, Inc., 2 Science Road, Glenwood, Illinois 60425-1586.

          SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Landauer's officers and directors and persons who beneficially own more than ten percent of Landauer's Common Stock ("Reporting Persons") to file reports of beneficial ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). Reporting Persons are required by SEC regulation to furnish Landauer with copies of all Section 16(a) reports they file and Landauer is required to post such reports on its website, http://www.landauerinc.com.

      Based solely on a review of the Form 3, 4 and 5 filings received from, or filed by Landauer on behalf of, Reporting Persons since the beginning of fiscal year 2005, Landauer is not aware of any failure to file on a timely basis any Form 3, 4 or 5 during fiscal year 2005.



                              MISCELLANEOUS

      Landauer's 2005 Annual Report to Stockholders (which includes a copy of Landauer's Annual Report on Form 10-K for the fiscal year ended September 30, 2005) accompanies this proxy statement.

      The Board of Directors does not know of any business that will come before the meeting except the matters described in the notice. If other business is properly presented for consideration at the meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

      In the event that a quorum is not present when the meeting is convened, it is intended that the proxies will be voted in favor of adjourning the meeting from time to time until a quorum is obtained.


                                   James M. O'Connell
                                   Vice President, Treasurer, Secretary
                                   and Chief Financial Officer

January 9, 2006






























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                                EXHIBIT A


                             LANDAUER, INC.
                     CHARTER OF THE AUDIT COMMITTEE
                        OF THE BOARD OF DIRECTORS


PURPOSE

The primary purpose of the Audit Committee is to assist the Board of Directors (the "Board") of Landauer, Inc. (the "Company") in fulfilling its oversight responsibilities with respect to the integrity of the Company's financial statements, related disclosures and other financial information. In this regard, the Audit Committee is to:

1. Serve as an independent and objective body to monitor the Company's financial reporting process and internal control systems.

2. Serve, as the ultimate authority to which the independent auditor (the "Independent Auditor") and the internal auditing function ("Internal Audit") are accountable.

3. Have the ultimate authority and responsibility for the appointment, compensation, retention, oversight and evaluation of the independence of the Independent Auditor.

4. Assist the Board in oversight of the Company's compliance with legal and regulatory requirements.

5. Review the audit efforts and performance of the Independent Auditor and Internal Audit.

6. Prepare an Audit Committee report to shareholders to be included in the Company's annual proxy statement in the form prescribed by Securities and Exchange Commission rules and regulations.

7. Provide an open avenue of communication among the Independent Auditor, financial and senior management, Internal Audit, and the Board.


COMPOSITION, EXPERTISE AND SCHEDULE

1. Members of the Audit Committee and its Chair shall meet the independence, financial literacy and experience requirements as may be determined from time to time by the New York Stock Exchange and other market(s), if any, on which the securities of the Company or any of its subsidiaries are traded. Determinations as to whether a particular director satisfies the requirements for membership on the Audit Committee will be made by the Board.

2. The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board, and shall serve until the earlier of their resignation, death or removal, or until their successors shall have been duly elected and qualified.

3. The Audit Committee shall be composed of at least three, but not more than five, members and shall meet as required by the duties enumerated in this Charter, but no fewer than four times per year.

4. At least one member of the Audit Committee shall qualify as an Audit Committee financial expert as defined by the Securities and Exchange Commission and determined by the Board.






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


DUTIES AND RESPONSIBILITIES

The Audit Committee shall:

1. Review the adequacy of this Charter at least annually and at such other intervals as the Audit Committee or the Board determines.

2. Review and discuss with management and the Independent Auditor the annual audited and quarterly financial statements including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." During such annual and quarterly reviews, or at such other times as the Audit Committee deems appropriate, discuss earnings press releases and other written and verbal financial communications with the investment community or rating agencies including earnings guidance information.

3. Review reports to management prepared by the Independent Auditor or Internal Audit and any responses to the same by management.

4. Have the sole authority to (i) retain and terminate the Independent Auditor to audit the books, records and accounts of the Company; (ii) approve the engagement terms, fees and other compensation of the Independent Auditor; (iii) approve any significant non-audit engagements with the Independent Auditor; and (iv) nominate the Independent Auditor to be proposed for shareholder approval in any proxy statement.

5. Review and discuss with the Independent Auditor, at least annually, all significant relationships which the firm and its affiliates have with the Company and its affiliates in order to determine the auditor's independence, including: (i) requesting, receiving and reviewing, at least annually, a formal written statement of the Independent Auditor delineating all relationships between the Independent Auditor and the Company and (ii) discussing with the Independent Auditor any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor.

6. Obtain and review a report by the Independent Auditor, at least annually, that (i) describes the firm's internal quality control procedures; (ii) discusses any material issues raised in the firm's most recent internal quality-control or peer review; and (iii) describes any inquiry or investigation by governmental or professional authorities that during the preceding five years involved one or more independent audits carried out by the firm, and the steps taken by the firm, if any, to deal with the relevant issues.

7. Meet separately, at least quarterly, with management, with the Independent Auditors and with those responsible for Internal Audit. Such discussions should focus on (i) financial reporting processes and audit controls, both internal and external, based on consultation with the Independent Auditor and Internal Audit; (ii) the Independent Auditor's judgment about the quality and appropriateness of accounting principles as applied in financial reporting; (iii) significant changes to auditing and accounting principles and practices (including alternative applications thereof) as may be suggested by the Independent Auditor, management or Internal Audit;
      (iv) reports to the Audit Committee by each of management, the Independent Auditor and Internal Audit regarding any significant judgments made in management's preparation of financial statements and the view of each as to the appropriateness of such judgments; (v) a review with each of management, the Independent Auditor and Internal Audit any significant difficulties encountered during the course of each audit; (vi) a review of any significant disagreement between management and the Independent Auditor or Internal Audit in





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


      connection with the preparation of the financial statements; and
      (vii) a review with the Independent Auditor, Internal Audit and management the extent to which changes or improvements in financial or accounting practices and internal controls, as approved by the Audit Committee, have been implemented.

8. Discuss with management the Company's significant risk exposures including financial risk, its policies regarding the assessment and management of risk and steps management has taken to control such exposures. Determine that management has implemented adequate measures to respond to such exposures and guidelines to monitor and control these risks.

9. Establish hiring policies for employees or former employees of the Independent Auditors to ensure independence.

10. Review and evaluate the lead partner of the independent accountants' team. Evaluate the qualification, performance and independence of the independent accountants including considering whether the accountants' quality controls are adequate and the provision of permitted non-audit services are compatible with maintaining the accountants' independence taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent accountants to the Board. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit team responsible for reviewing the audit as required by law.

11. Keep a written record of the acts and proceedings of the Audit Committee and report thereon to the Board periodically or whenever requested to do so.

12. Review, with the Company's independent legal counsel, accounting or other advisors any legal, tax compliance or other matters that could have a significant impact on the organization's financial statements. In this regard the Audit Committee shall have the sole authority to retain such advisors to fulfill its duties.

13. The Company shall provide for appropriate funds as determined by the Committee, for payment of compensation to the independent accountants for the purpose of rendering or issuing their report and to any advisors employed by the Committee.

14. Review and assess the Company's processes for administering its code of ethical conduct.

15. Review procedures for the receipt, retention and treatment of complaints received by the Company regarding internal accounting control or auditing matters, and the confidential, anonymous submission by employees of communications regarding questionable accounting or auditing matters. Discuss with management and the independent accountants correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the Company's financial statements or accounting policies.

16. Conduct an evaluation of its performance annually and provide a report of the conclusions of the evaluation to the Board.

While the Audit Committee has the responsibilities and powers set forth in this Charter, the role of the Audit Committee is oversight. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Auditor.





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